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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                          APRIL 6, 2000 (APRIL 3, 2000)
                     (Date of Report (date of earliest event
                                   reported))



                               CENDANT CORPORATION
             (Exact name of Registrant as specified in its charter)


           DELAWARE                     1-10308                 06-0918165
 (State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
      of incorporation or                                 Identification Number)
         organization)

                  9 WEST 57TH STREET
                     NEW YORK, NY                       10019
                 (Address of principal                (Zip Code)
                  executive) office)




                                 (212) 413-1800
              (Registrant's telephone number, including area code)



                                      NONE
       (Former name, former address and former fiscal year, if applicable)



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ITEM 5.  OTHER EVENTS

          Except as expressly indicated or unless the context otherwise requires, "Cendant", "we", "our", or "us" means Cendant Corporation, a Delaware Corporation, and its subsidiaries.

         Reclassification. On April 4, 2000, we announced that, as previously disclosed in the Company's proxy statement for the stockholder meeting held on March 21, 2000, all outstanding shares of Cendant Corporation common stock, par value $.01 per share, have been reclassified into shares of CD stock, par value $.01 per share. As a result of such reclassification, we will now have two classes of common stock outstanding: CD stock and Move.com stock. CD stock is a class of common stock of Cendant Corporation intended to track the performance of Cendant Group that includes:

o All of the businesses in our four principal divisions including real estate services, travel services, direct marketing-related services and other consumer and business services, except for the businesses that comprise Move.com Group; and
o A retained interest in Move.com Group, which is currently approximately 87%, but which will further decline to reflect any future issuance of Move.com stock.

Move.com stock is a class of common stock of the Company intended to track the performance of Move.com Group which consists of those businesses, assets and liabilities of Cendant that are dedicated to providing online relocation, real estate and home-related products and services.

         Each outstanding share of Cendant Corporation common stock has automatically been reclassified into one share of CD stock and existing Company common stock certificates will automatically represent CD stock. Since the reclassification was automatic, stockholders do not need to send in their stock certificates or make any notations reflecting the change. CD stock will continue to trade on the New York Stock Exchange under the symbol "CD".

         Cendant Internet Group also announced that Liberty Digital, Inc. purchased approximately 1.5 million shares of Move.com stock. Liberty Digital and Cendant also agreed to use their good faith efforts to enter into mutually acceptable agreements concerning the development of real estate-related programming for Liberty Digital's interactive home channel based on Move.com Group's Web content. Additionally, Chatham Street Holdings, LLC exercised a contractual right to purchase approximately 1.5 million shares of Move.com stock. NRT Incorporated also entered into an agreement to purchase approximately 318,000 shares of Move.com stock.

         Reference is made to Exhibit 99.1 for the full text of the press release relating to stock reclassification, which is incorporated herein by reference in its entirety.

         Board Composition. On April 5, 2000, we announced that we had changed the composition of our board of directors. Messrs. Robert D. Kunisch and John D. Snodgrass, both former employee directors, have resigned effective March 31, 2000. Ms. Myra J. Biblowit, Vice Dean for External Affairs, New York University School of Medicine and Senior Vice President of Mount Sinai-NYU Health System and Ms. Sheli Z. Rosenberg, Vice Chairman, Equity Group Investments, Inc. have been elected to fill these board vacancies effective April 3, 2000. Additionally, Michael P. Monaco, also a former employee director, and Dr. Carole
G. Hankin, the last remaining director nominated by the former CUC International as part of the December 1997 merger between CUC and HFS Incorporated to form Cendant, have resigned effective at the Company's annual meeting of shareholders on May 25, 2000.

         Upon completion of this restructuring of the Board following our annual meeting of stockholders in May, we will have reduced the size of our board to 13 directors and lowered the number of employee directors to three.

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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               CENDANT CORPORATION




                                               By: /s/ James E. Buckman
                                                 ------------------------------
                                                       James E. Buckman
                                                       Vice Chairman
                                                       and General Counsel


Date: April 6, 2000







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                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
                   REPORT DATED APRIL 6, 2000 (APRIL 3, 2000)


                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------

99.1           Press Release: Cendant Corporation Announces Stock
                              Reclassification.

99.2           Press Release: Cendant Announces Changes in Board Composition.